EXHIBIT 23.5
JERSEY CENTRAL POWER & LIGHT COMPANY
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-153608-03) of Jersey Central Power & Light Company of our reports dated February 16, 2011 relating to the financial statements and the financial statement schedule, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cleveland, OH
February 16, 2011